Exhibit 10.96

EXHIBIT D

[Letterhead of Carlton Fields, P.A.]
Robert B. Macaulay 305.530.0500 rmacaulay@carltonfields.com

November 20, 2008

Whalehaven Capital Fund Limited
560 Sylvan Avenue, 3rd Floor
Englewood Cliffs, New Jersey 07632

Ref.: Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”)

Ladies and Gentlemen,

We have acted as counsel to the Company, in connection with the execution and delivery by the Company of the Securities Purchase Agreement, dated as of November 20, 2008 (the “Purchase Agreement”), by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”).  This opinion is given to you pursuant to Section 2.2(a)(ii) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the Purchase Agreement.

In connection with the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of various documents, including, without limitation, the following:

(i) the Purchase Agreement;

(ii) the Security Agreement entered into by and among the Company and the Purchasers and the Security Documents (as defined in the Purchase Agreement), dated November 20, 2008;

(iii) the Registration Rights Agreement entered into by and among the Company and the Purchasers, dated as of November 20, 2008;

(iv) the 8% Senior Secured Convertible Debentures Due November 20, 2009, issued by the Company in favor of the Purchasers, dated as of November 20, 2008;

(v)  Certificate of Allan L. Schwartz, Executive Vice President and Chief Financial Officer of the Company, dated as of November 20, 2008, regarding certain factual matters (the “Officer’s Certificate”).

The documents listed in clauses (i) to (iv) above may be referred to collectively as the “Transaction Documents.”  In addition, we also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates,

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and records of the Company, public officials and other persons, and have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

  As to any facts material to our opinions expressed below, you have specifically authorized us to rely upon, and assume as accurate and complete, and we therefore have relied upon and assumed to be accurate and complete, the following, without any independent verification, investigation, or research of any kind: certificates of public officials, statutes and published rules and regulations, the Officer’s Certificate, statements and representations of the officers and other representatives of the Company as they relate to any facts material to the opinions expressed below, and the accuracy of the facts, information, covenants, and representations in the Transaction Documents and other documents listed or described above.

We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws or regulations, other than those related to the corporate laws of the State of Florida, or agreements, contracts, instruments, or corporate records (other than as indicated above) or, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be bound.

In our examination, you also have authorized us to assume, and we therefore have assumed, without undertaking any independent investigation, research, or verification of any kind that:

1.  all natural persons executing the Transaction Documents on behalf of all parties thereto have the legal capacity to execute such documents;

2.  all parties, other than the Company or persons acting on the Company’s behalf (collectively, the “Other Parties”) to the Transaction Documents, are duly organized and validly existing;

3.  all copies of instruments examined by us are true and correct copies of the originals thereof, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, and all signatures thereon are genuine;

4.  the power and full authority (corporate or otherwise) of each of the Other Parties to execute, deliver and perform its obligations under each of the Transaction Documents to which it is stated to be a party;

5.  each of the Transaction Documents has been duly authorized, executed, and delivered by, and constitutes legal, valid and binding obligations of, the Other Parties thereto, enforceable against each of the Other Parties thereto in accordance with its terms;

6.  there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;

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7.  the laws of any jurisdiction, other than the State of Florida, which govern the Transaction Documents are identical to the laws of the State of Florida in all respects material to the opinion as to the enforceability of the Transaction Documents.

Whenever any of our opinions herein is stated to be “to our knowledge”, or words or phrases of similar meaning, it shall mean that there is nothing in the current conscious awareness of Robert B. Macaulay, who constitutes the only attorney of this firm who has had substantial participation in our firm’s representation of the Company in connection with the Agreement and the transactions contemplated thereby, that would lead such attorney to conclude that such opinion is not correct.  Except to the extent expressly set forth herein, neither this firm nor such attorney has undertaken any independent verification, investigation, or research of any kind to determine the existence or absence of such facts, and no inference as to this firm’s or such attorney’s knowledge of the existence or absence of such facts should be or may be drawn from such representation of the Company.

Based solely upon the foregoing, and in reliance thereon, and subject to the foregoing and the exclusions, assumptions and qualifications contained below, we are of the opinion that:

1.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida. The Company has all requisite power and authority, and is in possession of all material governmental licenses, authorizations, consents and approvals, that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2008). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect.

2.  The Company has the corporate power and authority (i) to execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Debentures and the Underlying Shares pursuant to the Transaction Documents and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

3.  All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Debentures pursuant to the Agreement, the issuance and delivery of the Underlying Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken.  The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.  After giving effect to the transactions contemplated by the Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of 450,000,000 shares of Common Stock, of which 383,470,710 shares will be issued and outstanding and 41,419,729 shares will be reserved for issuance upon conversion of issued and outstanding options, warrants and other derivative securities, and 21,764,082 shares will be reserved for issuance to employees, officers and directors under the Company’s 1995, 2000 and  2002 Stock Option Plans and 2004 and 2007 Non-Statutory Stock Option Plans, of which 8,878,847 shares are subject to currently

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outstanding incentive stock option grants.  The Company has informed us that, immediately upon receipt of the Authorized Share Approval and filing of the Amendment, it will reserve 22,750,000 shares for issuance upon conversion of the Debentures.  All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations.  The Debentures which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations.  Upon receipt of the Authorized Share Approval and filing of the Amendment, the Underlying Shares will be duly and validly authorized and reserved for issuance, and when issued upon the conversion of the Debentures in accordance with the respective terms therein, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights.  To our knowledge, except for rights described in Schedule 3.1(g) of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.  The rights, privileges and preferences of the Common Stock are as stated in the Company’s Articles of Incorporation, as amended.

5.  To our knowledge, the Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

6.  Based in part upon the representations of the Purchasers contained in the Agreement, the Debentures and the Underlying Shares may be issued to the Purchasers without registration under the Securities Act of 1933, as amended.

7.  The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Debentures and the Underlying Shares pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation applicable to the Company or of the articles of incorporation or by-laws or other similar organizational documents of the Company, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any material agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject or (c) other than as set forth in the Transaction Documents, result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company.

8.  To our knowledge, except as set forth in the Disclosure Schedule to the Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company, or any of the officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees) of the Company, or affecting any of its properties or assets that could have a Material Adverse Effect.

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9.  In connection with the execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Debentures and the Underlying Shares or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required.

10.  The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

11.  The Security Agreement is sufficient to grant the Purchasers a security interest in the Company’s assets specified therein, and upon filing the UCC-1 in the office of the Secretary of State of the State of Florida, such security interest shall be perfected as to those items of collateral which can be perfected by the filing of such UCC-1.

The opinions set forth above are subject to the following exceptions:

A.  We are not licensed to practice law in any jurisdiction other than the State of Florida.  In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of Florida and the federal law of the United States of America.  To the extent the opinions expressed above concern the laws of any jurisdiction other than the State of Florida, as they relate to the enforceability of contracts, as indicated previously, we have assumed such law is substantially similar to the laws of the State of Florida.

B.  Without limiting the generality of the foregoing, we express no opinion as to the applicability of any bankruptcy or insolvency laws or regulations, or environmental laws or regulations of the United States or any state or other jurisdiction.

C.  To the extent that we express an opinion as to the enforceability of any contracts or agreements, such opinion is subject to the following exceptions:  (i) that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) that the remedies of specific performance and injunctive relief and other forms of equitable remedies are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, (iii) that rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws, and that the enforceability of rights to indemnification and contribution under such agreements may be limited by applicable securities laws or the public policy underlying such laws, (iv) that we express no opinion as to the enforceability of any liquidated damages provisions, and (v) that enforceability may be limited by an implied covenant of fair dealing and good faith.

This opinion is limited to the laws in effect as of the date hereof and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.  This opinion letter is rendered only to you and can be relied upon solely by you.  This opinion letter may not be relied upon by you for any other purpose, and may not

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be furnished, quoted, or referenced to anyone else, including without limitation, any governmental agency, without the prior written consent of this firm.

                                       Sincerely,

                                       CARLTON FIELDS, P.A.

                                       By: /s/ Robert B. Macaulay

                                       Robert B. Macaulay